Exhibit 99.1

Press Release

Triad Guaranty Inc. Receives Audit Opinion Containing Going Concern Explanatory Paragraph

WINSTON-SALEM, N.C., March 23, 2009 -- Triad Guaranty Inc. (NASDAQ GS: TGIC) today announced that its audited financial statements for the fiscal year ended December 31, 2008, which were included in the Company's recently filed Annual Report on Form 10-K, contained a “going concern” explanatory paragraph in the unqualified audit opinion received from its independent registered public accounting firm, Ernst & Young LLP. The Company’s ability to continue as a going concern is discussed in more detail in Note 2 to the financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008.

The Company is issuing this press release in order to comply with NASDAQ Marketplace Rule 4350(b)(1)(B), which requires separate disclosure of receipt of an audit opinion containing a going concern explanatory paragraph. This press release does not represent any change or amendment to the Company's 2008 financial statements or to its Annual Report on Form 10-K, as filed on March 16, 2009 with the Securities and Exchange Commission.

Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer pursuing a voluntary run-off of its existing in-force book of business. For more information, please visit the Company's web site at www.triadguaranty.com.

SOURCE: Triad Guaranty Inc.

CONTACT: Bob Ogburn, Vice President, Triad Guaranty Insurance Corporation, 336-723-1282 ext. 1167

                      or bogburn@tgic.com

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